Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-180016, No. 333-93379, No. 033-56868 and No. 033-20155 on Form S-8 of our report dated June 4, 2021, appearing in this Annual Report on Form 11-K of the Cerner Corporation Foundations Retirement Plan for the year ended December 31, 2020.

/s/ Brown Smith Wallace, LLP
St. Louis, Missouri
June 4, 2021